EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2018-B7 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Aventura Mall Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Aventura Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aventura Mall Mortgage Loan, KeyBank National Association, as Primary Servicer for the Aon Center Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aon Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aon Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 636 11th Avenue Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 636 11th Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 636 11th Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 636 11th Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 636 11th Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 636 11th Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 636 11th Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Workspace Mortgage Loan, KeyBank National Association, as Special Servicer for the Workspace Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Workspace Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Workspace Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Workspace Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Workspace Mortgage Loan, KeyBank National Association, as Primary Servicer for the Concord Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Concord Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Concord Plaza Mortgage Loan, Citibank, N.A., as Custodian for the Concord Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Concord Plaza Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Concord Plaza Mortgage Loan, KeyBank National Association, as Primary Servicer for the Overland Park Xchange Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Overland Park Xchange Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Overland Park Xchange Mortgage Loan, Citibank, N.A., as Custodian for the Overland Park Xchange Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Overland Park Xchange Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Overland Park Xchange Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Shelbourne Global Portfolio I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Shelbourne Global Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Shelbourne Global Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Shelbourne Global Portfolio I Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Shelbourne Global Portfolio I Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Shelbourne Global Portfolio I Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Outlet Shoppes at El Paso Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Outlet Shoppes at El Paso Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Outlet Shoppes at El Paso Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Outlet Shoppes at El Paso Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Outlet Shoppes at El Paso Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Outlet Shoppes at El Paso Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Outlet Shoppes at El Paso Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers - Buildings E, F, G Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers - Buildings E, F, G Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers - Buildings E, F, G Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers - Buildings E, F, G Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers - Buildings E, F, G Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Phoenix Marriott Tempe at the Buttes Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Phoenix Marriott Tempe at the Buttes Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Phoenix Marriott Tempe at the Buttes Mortgage Loan, Citibank, N.A., as Custodian for the Phoenix Marriott Tempe at the Buttes Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Phoenix Marriott Tempe at the Buttes Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Phoenix Marriott Tempe at the Buttes Mortgage Loan, and U.S. Bank National Association, as Servicing Function Participant for the Phoenix Marriott Tempe at the Buttes Mortgage Loan.

Dated: March 16, 2023

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)